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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2006 (November 16, 2006)

NATCO INTERNATIONAL INC.
(Exact name of registrant as specified in charter)


Delaware

333-91190

48-1099142
(State or other
jurisdiction of
incorporation or
organization)

(Commission File No.)

(IRS Employee
Identification No.)





#200, 13018 - 80 Avenue
Surrey, BC, Canada V3W 3B2
(Address of Principal Executive Offices)

(604) 507-6657
(Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under
the Exchange Act (17 CFR     240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
(a) On November 16, 2006, the Registrant ended the engagement of Staley Okada & Partners ("Staley") as its independent certified public accountants effective as of September 14, 2006. The decision was approved by the Board of Directors of the Registrant. The report of Staley on the Registrant's financial statements for the fiscal years ended March 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion. During the Registrant's fiscal years ended
March 31, 2006 and 2005 and the subsequent interim period preceding the termination, there were no disagreements with Staley on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Staley, would have caused Staley to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim period. Staley did not review the Registrant's Form 10QSB for the period ended September 30, 2006.
The Registrant provided Staley with a copy of this disclosure and requested that Staley furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Staley's letter of November 22, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.


        (b) On November 16, 2006, Moore and Associates ("Moore") was engaged as the Registrant's new independent certified accountants. During the two most recent fiscal years and the interim period preceding the engagement of Moore, the Registrant has not consulted with Moore regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16.1 Letter to SEC from Staley Okada & Partners dated December
4, 2006.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Natco International Inc.

(Registrant)



Date
December 4, 2006


By:
 /s/ Raj-Mohinder S. Gurm
Name:
 Raj-Mohinder S. Gurm
Title:
 Chief Executive Officer and
CFO



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